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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86444) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan and in the Registration Statements (Form S-3 No. 333-108616 and Form S-3 No. 333-109546) of JetBlue Airways Corporation and in the related Prospectus of our reports dated January 26, 2004, with respect to the consolidated financial statements and schedule of JetBlue Airways Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

New York, New York
February 9, 2004

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  Exhibit 23
Consent of Independent Auditors